UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 15, 2016

Commission File Number:  000-50768

ACADIA Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter.)

Delaware
(State or other jurisdiction of incorporation or organization)
061376651
(IRS Employer Identification No.)

3611 Valley Centre Drive, Suite 300, San Diego, California 92130
(Address of principal executive offices)

858-558-2871
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2016, our Swiss subsidiary, ACADIA Pharmaceuticals GmbH, or ACADIA GmbH, entered into a master services agreement and related attachments, collectively referred to as the manufacturing agreement, with Siegfried AG, or Siegfried. The manufacturing agreement replaces that certain co-operation agreement and product schedule, dated August 17, 2015, between ACADIA GmbH and Siegfried Evionnaz SA (previously BASF Pharma (Evionnaz) SA).

Under the manufacturing agreement, Siegfried has agreed to manufacture and supply pimavanserin tartrate, the active pharmaceutical ingredient of NUPLAZID (pimavanserin), for commercial use, and ACADIA GmbH has agreed to purchase from Siegfried specified percentages of our commercial requirements of pimavanserin tartrate for the United States and Europe. The parties may also agree in the future on additional services under the manufacturing agreement with respect to non-commercial supply or development services.

The term of the manufacturing agreement extends for five years and will automatically renew for subsequent two-year terms unless either party provides timely notice of its intent not to renew, or unless the manufacturing agreement is terminated earlier pursuant to its terms.

Either party may terminate the manufacturing agreement prior to expiration upon an uncured material breach by the other party, upon the dissolution or liquidation of the other party, the commencement of insolvency procedures that are not dismissed within a certain period of time, the appointment of any receiver, trustee or assignee to take possession of the properties of the other party or the cessation of all or substantially all of the other party's business operations, upon certain continuing patent infringement, regulatory litigation or other legal proceedings involving the manufacture of pimavanserin tartrate, upon a continuing force majeure affecting the other party, or if no services are currently being provided under the manufacturing agreement. Additionally, if the parties agree on development services under the manufacturing agreement, the parties may terminate such services by mutual agreement if reasonable efforts to achieve the goals of such services fail. ACADIA GmbH also may terminate any services under the manufacturing agreement for any reason on 90 days' prior notice to Siegfried, subject to the requirements of the manufacturing agreement.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the manufacturing agreement, which will be attached as an exhibit to a subsequent filing with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA Pharmaceuticals Inc.

Date:   December 16, 2016
By:	/s/ Glenn F. Baity

Name: Glenn F. Baity
Title: EVP, General Counsel & Secretary